UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014

ZBB ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-33540	39-1987014

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

N93 W14475 Whittaker Way
Menomonee Falls, WI 53051
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (262) 253-9800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01.	Entry into a Material Definitive Agreement.

On August 21, 2014, ZBB Energy Corporation (the “Company”) entered into a Purchase Agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC (the “Underwriter”), relating to the registered offering of 11,520,000 shares of the Company’s common stock, par value $0.01 per share. In addition, the Underwriter has exercised in full its option, granted by the Company, to purchase up to 1,728,000 additional shares of common stock to cover over-allotments.

The net proceeds to the Company from this offering are expected to be approximately $13.5 million, after deducting underwriting discounts and commissions and other estimated offering expenses. The offering is expected to close on or about August 27, 2014, subject to customary closing conditions.

The offering is being made pursuant to our effective shelf registration statement on Form S-3 (Registration Statement No. 333-194706) declared effective by the Securities and Exchange Commission on June 25, 2014, as supplemented by an applicable prospectus supplement. A copy of the opinion of the Company’s counsel, Godfrey & Kahn, S.C., relating to the legality of the issuance and sale of the shares in the offering is filed herewith as Exhibit 5.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the offering and the Underwriting Agreement is not complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1 and incorporated herein by reference.

Item 8.01.	Other Events.

On August 22, 2014, we issued a press release announcing that we had priced the offering. The press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

Forward-Looking Safe Harbor Statements

Certain statements made in this report contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB ENERGY CORPORATION

Date: August 22, 2014	By:	/s/ Eric C. Apfelbach
Eric C. Apfelbach
Chief Executive Officer

Exhibit No.	Exhibit Description

1	Underwriting Agreement, dated August 21, 2014
5	Opinion of Godfrey & Kahn, S.C.
23	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5)
99.1	Press Release, dated August 22, 2014